UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

FIRST KEYSTONE CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania	2-88927	23-2249083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Front Street, Berwick, PA 18603

(Address of principal executive offices) (Zip Code)

(570) 752-3671

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2016, the Board of Directors of First Keystone Community Bank (the “Bank”), the wholly-owned subsidiary of First Keystone Corporation (the “Corporation”) approved an amendment to the Bank’s Management Incentive Plan (the “Plan”).

The amendment to the Plan provides for a clawback provisions in certain situations. In the event that the Corporation is required to prepare an accounting restatement because of the material noncompliance of the Corporation or Bank with any financial reporting requirement and if within the previous three years a participant received an award based upon the erroneous data, whether or not the participant engaged in any misconduct. The Plan participant shall return and refund to the Bank, within thirty (30) days’ notice from the Bank, the amount equal to the excess of what would have been paid to the participant under the accounting restatement.

In the event that the Corporation or the Bank is required to prepare an accounting restatement because of a participant’s misconduct or fraudulent activity, then the Plan participant shall return and refund to the Bank the entire award received based upon the erroneous data within thirty (30) days’ notice from the Bank. In the event that the Bank has to file an action or incurs any legal fees in attempting to recoup any amounts due to the Bank, the Plan participant shall also be liable to the Bank for the Bank’s reasonable attorneys’ fees and costs associated with such recoupment.

The Amended and Restated Management Incentive Plan incorporated herein by reference and is filed herewith as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: March 22, 2016	/s/ Matthew P. Prosseda
Matthew P. Prosseda President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Management Incentive Plan